Exhibit B

ACTION BY WRITTEN CONSENT OF STOCKHOLDER
OF MEDICAL NUTRITION USA, INC.

The undersigned, being a stockholder of Medical Nutrition USA, Inc., a Delaware corporation (the “Company”), in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby consents to the adoption of the following resolution as if such resolution had been adopted at a duly convened meeting of the stockholders of the Company:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of June 10, 2010 (the “Merger Agreement”), among Danone North America, Inc., a Delaware corporation (“Parent”), Ristretto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, a copy of which is attached hereto as Exhibit A;

WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), in accordance with the DGCL, and except as otherwise expressly provided in the Merger Agreement, each share of issued and outstanding common stock, par value $0.001 per share, of the Company (collectively, the “Shares”), will be converted into the right to receive $4.00 in cash, without interest;

WHEREAS, the adoption of the Merger Agreement by holders of a majority of the outstanding stock of the Company entitled to vote thereon is required pursuant to Section 251 of the DGCL before the Company may effect the Merger;

WHEREAS, the undersigned beneficially and of record owns _____ Shares, which number includes Shares subject to vesting or other restrictions;

WHEREAS, at the request of Parent, and as a condition to its and Merger Sub’s willingness to enter into the Merger Agreement, the undersigned agreed to deliver this written consent to the Company; and

WHEREAS, the Merger Agreement has now been submitted to the undersigned, in the undersigned’s capacity as a stockholder of the Company, for the purpose of adopting the Merger Agreement within the meaning of Section 251 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby adopts the Merger Agreement within the meaning of Section 251 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed and delivered to the Company this written consent as of the 10th day of June, 2010. The undersigned acknowledges that this written consent is irrevocable and the resolution adopted hereby becomes effective immediately upon delivery of this written consent to the Company.

[STOCKHOLDER]

By:
Name:
Title:

Signature Page to Stockholder Written Consent

EXHIBIT A

Merger Agreement